UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
May 7, 2015

REALPAGE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4000 International Parkway
Carrollton, Texas 75007
(Address of principal executive offices, including zip code)
(972) 820-3000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Appointment of New Chief Legal Officer

On May 7, 2015, RealPage, Inc. (the "Company") issued a press release announcing the promotion of David G. Monk to Senior Vice President, Chief Legal Officer and Secretary. Mr. Monk has served as Senior Vice President and Deputy General Counsel since he joined the Company in June 2010. On February 18, 2015, in connection with the departure of the Company’s previous Chief Legal Officer, Mr. Monk was appointed as Secretary and assumed the interim role of management of the Company’s legal department. Prior to joining the Company, Mr. Monk was a partner with the law firm Baker Botts L.L.P., where he practiced from October 1992 to June 2010. A copy of the press release announcing Mr. Monk’s promotion to Chief Legal Officer is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	RealPage, Inc. Press Release dated May 7, 2015 announcing appointment of David G. Monk as Chief Legal Officer.

The information furnished by this Current Report on Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ Stephen T. Winn
Stephen T. Winn Chief Executive Officer, President and Chairman
Date: May 7, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	RealPage, Inc. Press Release dated May 7, 2015 announcing appointment of David G. Monk as Chief Legal Officer.